UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street
Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.000% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2021, the shareholders of Aon plc (the “Company”) approved an amendment to Article 190 of the Company’s Articles of Association to authorize the Company’s Board of Directors, with the authority of an ordinary resolution of the shareholders, to capitalize any profits available for distribution and any sum, for the time being, standing to the credit of any of the Company’s other reserves, reserve accounts or funds, by whatever name called and whether distributable or non-distributable (including, in particular, any unrealized revaluation reserves and any merger reserves) and to appropriate and apply the sum resolved to be capitalized in paying up in full unissued shares to be allotted to the shareholders or the shareholders of any class, of a nominal value or nominal value plus share premium, equal to the sum capitalized.

The foregoing description of the amendment to Article 190 of the Company’s Articles of Association is not complete and is qualified in its entirety by reference to the Company’s Articles of Association, as amended, a copy of which is filed herewith as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting of Shareholders (the “Annual Meeting”) on June 2, 2021. A total of 210,626,187 Class A Ordinary shares, or 93.13%, of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following eight proposals at the Annual Meeting, all of which are described in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), and cast their votes as described below:

1.	The re-election of 12 nominees to serve as directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	178,499,197	19,290,390	107,390	12,729,210
Gregory C. Case	194,600,530	3,203,651	92,796	12,729,210
Jin-Yong Cai	196,089,354	1,689,869	117,754	12,729,210
Jeffrey C. Campbell	174,657,109	23,138,580	101,288	12,729,210
Fulvio Conti	189,017,201	8,766,256	113,520	12,729,210
Cheryl A. Francis	195,592,313	2,217,646	87,018	12,729,210
J. Michael Losh	180,420,479	17,365,392	111,106	12,729,210
Richard B. Myers	190,287,642	7,509,938	99,397	12,729,210
Richard C. Notebaert	180,175,509	17,613,995	107,473	12,729,210
Gloria Santona	184,205,419	13,600,941	90,617	12,729,210
Byron O. Spruell	195,325,520	2,434,481	136,976	12,729,210
Carolyn Y. Woo	184,249,785	13,544,920	102,272	12,729,210

2.	An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
182,019,599	14,897,692	979,686	12,729,210

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021. This ordinary resolution was approved.

For	Against	Abstain
199,142,640	11,402,793	80,754

4.

The re-appointment of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office from the conclusion of the Annual Meeting until the conclusion of the next annual general meeting. This ordinary resolution was approved.

For	Against	Abstain
198,717,801	11,816,467	91,919

5.

The authorization of the Company’s Board of Directors or the Audit Committee to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditors. This ordinary resolution was approved.

For	Against	Abstain
207,619,851	2,908,316	98,020

6.	The approval of an amendment to Article 190 of the Articles of Association of the Company as set forth in the Proxy Statement. This special resolution was approved.

For	Against	Abstain	Broker Non-Votes
197,537,974	121,250	237,753	12,729,210

7.	The authorization of the Company’s Board of Directors to capitalize certain of the Company’s non-distributable reserves as set forth in the Proxy Statement. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
196,991,609	242,408	662,960	12,729,210

8.	The approval of the creation of distributable profits by the reduction and cancellation of certain amounts capitalized as set forth in the Proxy Statement. This special resolution was approved.

For	Against	Abstain	Broker Non-Votes
196,952,892	220,381	723,704	12,729,210

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Memorandum and Articles of Association of Aon plc

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021	AON PLC

	By:	/s/ Julie Cho
Julie Cho
Assistant Company Secretary